Exhibit 10.10

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

RYAN SPECIALTY GROUP HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Shares of Restricted Stock Granted:

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ryan Specialty Group Holdings, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, pursuant to that certain Unit Contribution Agreement by and between the Company and the Participant, the Participant contributed certain Units in Ryan Specialty Group, LLC, a Delaware limited liability company (the “Contributed Units”); and

WHEREAS, in consideration of the Contributed Units, the Corporation hereby grants the Restricted Stock hereunder (and subject to the terms and conditions of this Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Acknowledgment of Restrictive Covenants. The Participant acknowledges and agrees that, as a condition of receiving the Restricted Stock hereunder, the Participant will be bound by all of the restrictive covenants set forth in Appendix A of this Agreement, and that such restrictive covenants are in addition to, and not in lieu of, any other restrictive covenants to which the Participant may be subject.

2. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

3. Grant of Restricted Stock Award.

(a) The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above.

(b) As soon as practicable after the Grant Date, the Company will direct that a stock certificate or certificates representing the Restricted Stock be registered in the Participant’s name. Such certificate(s) will be held in the custody of the Company or its designee until the expiration of the Restriction Period (as defined below). Upon the request of the Company, the Participant will be required to deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock.

4. Vesting and Forfeiture.

(a) Vesting. Subject to the provisions of Sections 4(c) hereof, the Restricted Stock will be subject to the same vesting terms and conditions and in the same proportions as the Contributed Units; provided, that, the Participant has not incurred a Termination prior to any applicable vesting date. For the avoidance of doubt, if, as of the Grant Date, any of the Contributed Units have vested pursuant to their terms, such applicable portion of the Restricted Stock will be vested as of the Grant Date. There will be no proportionate or partial vesting in the periods prior to each vesting date and all vesting will occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b) Treatment of Unvested Restricted Stock upon Termination. Except as set forth below, Restricted Stock that is unvested as of the date of the Participant’s Termination for any reason will be immediately forfeited as of the date of such Termination. Notwithstanding anything in this Section 4 to the contrary, vesting shall continue to occur on each vesting date in accordance with Section 4(a) following the date of Participant’s Termination, in each case if (and only if) (i) (x) the Termination is without Cause, (y) Participant retires in a Qualified Retirement or (z) the Termination is due to Participant’s death or Disability and (ii) in each case a Restrictive Covenant Breach shall not have occurred at any time on prior to each such vesting date. For purposes of this Agreement, a “Restrictive Covenant Breach” means a breach (as determined by the Board in its sole discretion) by Participant in any material respect of the provisions of Appendix A, attached hereto, or any other non-competition, non-solicitation, confidentiality or other similar covenant made by Participant in favor of the Company or any of its Affiliates.

(c) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.

(d) For purposes of this Agreement, the “Restriction Period” is the period beginning on the Grant Date and ending on the date the Restricted Stock, or such applicable portion of the Restricted Stock, is deemed vested under the terms set forth in this Section 4.

5. Clawback. If the Participant incurs a Termination for Cause or a Restrictive Covenant Breach occurs and written notice of such Restrictive Covenant Breach is given to the Participant by the Company, then the Participant shall automatically immediately forfeit to the Company for no consideration: (i) all of the Restricted Stock (whether vested or not vested) and, (ii) in the event the Participant has sold or otherwise disposed of any such Shares, the amount of any cash proceeds received from such sale or disposition, in each case, effective as of the date of such Termination for Cause or Restrictive Covenant Breach, as applicable.

6. Restrictions.

(a) With respect to the Restricted Stock, the Participant will have all rights and privileges of a holder of shares of Common Stock upon the Grant Date, including the right to vote, except that the following restrictions will apply:

(i) the Participant will not be entitled to delivery of any Share certificates for the Restricted Stock until the expiration of the Restriction Period (if at all), and upon the satisfaction of all other terms;

(ii) the Participant may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the Restricted Stock or any rights under the Restricted Stock during the Restriction Period;

(iii) the Participant will forfeit all of the Restricted Stock and all of the Participant’s rights under the Restricted Stock will terminate in their entirety on the terms set forth in Section 4; and

(iv) no share of Restricted Stock will be considered earned until the end of the Restriction Period applicable to such share of Restricted Stock.

(b) Any attempt to dispose of the Restricted Stock or any interest in the Restricted Stock in a manner contrary to the terms of this Agreement will be void and of no effect.

7. Dividends. Dividends, if any, declared and paid on the shares of Restricted Stock during the Restriction Period shall be accrued by the Company during the Restriction Period and paid to the Participant only if and when the related shares of Restricted Stock vest and become non-forfeitable as provided in Section 4 hereof. Any such accrued dividends shall be paid to the Participant no later than 30 days after the applicable vesting date. If the Participant forfeits any shares of Restricted Stock, the Participant shall not be entitled to receive any accrued dividends previously declared on such stock.

8. Restrictions on Transfer of Granted Shares. Except as set forth below, the Participant agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Granted Shares (as defined below) held by the Participant, whether vested or unvested (including the Restricted Stock). The restrictions described in the previous sentence are referred to collectively as the “Transfer Restrictions”.

(a) Notwithstanding anything in this Section 6, the Transfer Restrictions will apply during the Lock-Up Period (as defined in the Plan);

(b) Subject to Section 6(a) and (c), the Transfer Restrictions will lapse as follows; provided that, the Participant has not incurred a Termination prior to each such lapse date:

Lapse Date	Portion of Participant’s Vested Granted Shares that are no longer subject to Transfer Restrictions
Grant Date	25%
Second Anniversary of the Company’s public offering (the “IPO”)	10%
Third Anniversary of the IPO	10%
Fourth Anniversary of the IPO	20%
Fifth Anniversary of the IPO	35%

(c) In the event that the Participant incurs a Termination other than due to (i) the Participant’s death or Disability, (ii) a Termination without Cause or (iii) the Participant’s retirement (A) after the Participant has attained age 62 or (B) for a bona fide medical reason, as determined by the Committee in its sole discretion, in each case, prior to any lapse date set set forth in Section 8(b), the Transfer Restrictions with respect to any Granted Shares that continue to be subject to Transfer Restrictions as of the date of such Termination will no longer lapse in accordance with Section 8(b), but will instead lapse with respect to 100% of the Granted Shares on the seventh anniversary of the IPO. In the event that the Participant incurs a Termination due to the Participant’s death or Disability, the Transfer Restrictions will immediately lapse as of the date of such Termination with respect to 100% of the Granted Shares.

(d) Notwithstanding anything in this Section 8, the Transfer Restrictions will not apply to sale of Granted Shares in order to pay federal, state, local and foreign taxes with respect to the grant, exercise or settlement of any Award granted pursuant to the Plan.

For purposes of this Agreement, “Granted Shares” means any Shares received as a result of the settlement, exercise or exchange of any Award granted pursuant to the Plan.

9. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

10. Taxes. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock. The Participant covenants and agrees with the Participant will, no later than 30 days from the date hereof, make and file with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the Restricted Stock granted hereunder. A Section 83(b) election form is attached hereto as Appendix C.

11. Legend. If a certificate for the Restricted Stock is delivered to the Participant under this Agreement, the certificate may bear the following or a similar legend as determined by the Company:

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms (including forfeiture) of the Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan and a restricted stock award agreement entered into between the registered owner and Ryan Specialty Group Holdings, Inc. Copies of such plan and agreement are on file in the executive offices of Ryan Specialty Group Holdings, Inc.

In addition, any stock certificates for the shares of Restricted Stock will be subject to any stop-transfer orders and other restrictions as the Company may deem advisable under applicable law, and the Company may cause a legend or legends to be placed on any certificates to make appropriate reference to these restrictions. In addition, you acknowledge and expressly agree to the lock-up terms of Section 15.19 of the Plan (and any successor terms).

Any issuance of Shares pursuant to this Agreement may be effected on a non-certificated basis, to the extent not prohibited by applicable law.

12. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. Notices. Any notice hereunder by the Participant will be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company will be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16. Compliance with Laws. The grant of Restricted Stock hereunder will be subject to, and will comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company will not be obligated to issue the Restricted Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the grant of Restricted Stock hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

17. Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant will not assign any part of this Agreement without the prior express written consent of the Company.

18. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

20. Further Assurances. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

22. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RYAN SPECIALTY GROUP HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Restricted Stock Agreement]

THE PARTICIPANT

Name: _____________________________________

[Signature Page to Restricted Stock Agreement]

Appendix A

Restrictive Covenants and Confidentiality

1. Non-Solicitation and Non-Accept. During the period of the Participant’s employment or services and for two years following the Participant’s Termination (the “Restricted Period”), the Participant shall not, directly or indirectly except in the furtherance of the Participant’s duties to the Company or any of its Affiliates (collectively, the “RSG Group”), directly or indirectly, individually or on behalf of any other Person:

(a) (i) solicit, entice, encourage or induce any Person who at any time during the Restricted Period shall have been an employee, consultant, agent or representative of any member of the RSG Group with whom the Participant had contact during the Restricted Period (“Protected Party”) to become an employee, consultant, agent or representative of any other Person or (ii) approach any such Protected Party for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such Person in taking such action; provided that nothing in this Section 1(a) shall prohibit the Participant from receiving and considering any application for employment from any Protected Party who has not been solicited, enticed, encouraged or induced in violation of this Section 1(a);

(b) solicit, entice, encourage, or induce any direct or indirect customer, client, referral source, Carrier (as defined below), administrator, licensor, vendor, insurer or other business relation of any member of the RSG Group, including, without limitation, any insured, account, retail agent or retail broker (collectively, “Business Relations”), (i) to cease doing business with any member of the RSG Group, (ii) to enter into any business relationship with any Person other than the members of the RSG Group, or (iii) to interfere in any way with the relationship between any such Business Relation and the members of the RSG Group (including, without limitation, making any negative or disparaging statements or communications regarding the members of the RSG Group or their respective officers, directors, employees, principals, partners, members, managers, attorneys and representatives) or, in each case, assist any other Person in taking any such actions; provided that nothing in this Section 1(b) shall prohibit the Participant from servicing the business or accounts of any Business Relation who has not been solicited, enticed, encouraged or induced in violation of this Section 1(b). The covenant set forth in this Section 1(b) shall apply only to Business Relations which any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the relationship with the Business Relation. For the purposes hereof, “Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary benefit carrier, state fund or pool or other risk assuming entity in which any insurance, reinsurance or bond has been placed or obtained.

(c) accept or service the business of any Business Relation, including, without limitation, in any way that would result in any such Business Relation (i) ceasing doing business with any member of the RSG Group, (ii) entering into any business relationship with any Person other than the members of RSG Group, or (iii) interfering in any way with the relationship between any such Business Relation and the members of the RSG Group, or, in each case, assist any other Person in taking any such action. The covenant set forth in this Section 1(c) shall apply only to Business Relations which any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the placement or servicing of the Business Relation; or

(d) accept or service any account of any Business Relation where the Participant participated in placing or servicing of such account, including, without limitation, in any way that would result in any such Business Relation not placing any such account with any member of the RSG Group, or moving such account to any Person other than a member of the RSG Group, or, in each case, assist any other Person in taking any such action. The restrictions in this Section 1(d) are in addition to, and should not be read in any way to limit, any other provision in this Section 1. The covenant set forth in this Section 1(d) shall apply only to accounts of Business Relations where any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged such Business Relation in business within the 18 months prior to the Participant’s Termination. Further, this covenant shall apply only to accounts where the Participant participated in the placement or servicing of the account.

2. Noncompetition. During the Restricted Period, the Participant shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business which competes anywhere in the United States or in any other country in which the Company or any of its Affiliates operates, with any of the businesses of the Company or any of its Affiliates or with any other business for which the Company or any of its Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, or any of its Affiliates within two years prior to the Participant’s Termination. Nothing herein shall prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Participant has no active participation in the business of such corporation. Notwithstanding anything in this Agreement to the contrary, if, and only if, the Participant’s Termination is by a member of the RSG Group without Cause, the Company expressly waives its right to specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this, and only this, Section 2, and in such case the amount of damages the Company shall be entitled to recover shall be capped at an amount equal to the aggregate fair market value of the Restricted Shares received, as well as the Company’s costs (including reasonable attorneys’ fees and expenses) incurred in recovering such damages.

3. Confidentiality. During the Restricted Period and thereafter, the Participant shall not use, disclose or divulge, furnish or make accessible to anyone, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose (as such terms are hereinafter defined).

(a) As used in this Agreement, the term “Protected Information” shall mean trade secrets, confidential or proprietary information, and all other knowledge, know-how, information, documents or materials, owned, developed or possessed by any member of the RSG Group whether in tangible or intangible form, pertaining to the business of the RSG Group, the confidentiality of which such owner, developer or possessor takes reasonable measures to protect, including, but not limited to, the RSG Group’s research, business relationships, products (including prices, costs, sales and content), plans for the development of new products, processes, techniques, finances, contracts, financial information or measures, business methods, business plans, data bases, computer programs, designs, models, operating procedures, knowledge of the organization, marketing strategies and methods, suppliers, customer preferences and contact persons, and the identities and roles of the key employees of, and other information owned, developed or possessed by, any member of the RSG Group; provided, however, that Protected Information shall not include: (i) information that shall become generally known to the public without violation of this Section 3, and (ii) information that is disclosed to the Participant after the Participant’s Termination by another party who is under no obligation of confidentiality and has a bona fide right to disclose the information.

(b) As used in this Agreement, the term “Unauthorized” shall mean: (i) in contravention of the RSG Group’s policies or procedures; (ii) otherwise inconsistent with the measures of a member of the RSG Group to protect its interests, in each case in its Protected Information; (iii) in contravention of any duty existing under law or contract or (iv) without the prior written consent of the Board. Notwithstanding anything to the contrary contained in this Section 3, in the event that the Participant is required to disclose any Protected Information by court order or decree or in compliance with the rules and regulations of a governmental agency or in compliance with law, the Participant will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive the Participant’s compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, the Participant is advised by the Participant’s counsel that such disclosure is required to comply with such court order, decree, rule, regulation or law, the Participant may disclose such information without liability hereunder.

4. RSG Group Property. The Participant agrees that all memoranda, notes, records, papers or other documents and all copies thereof, computer disks, computer software programs and the like (collectively, “documents”) relating to the operations or businesses of the RSG Group (even if prepared by the Participant) and involving Protected Information, in any way obtained by the Participant during any period in which the Participant provides services as an employee of any member of the RSG Group shall be the property of such member of the RSG Group, as applicable. Except for use for the benefit of the RSG Group, the Participant shall not copy or duplicate any of the aforementioned documents or objects, nor remove them from the RSG Group’s facilities. The Participant shall comply with any and all procedures which any member of the RSG Group may adopt from time to time to preserve the confidentiality of Protected Information and the confidentiality of property of the types described immediately above, whether or not such property contains a legend indicating its confidential nature. Upon the Participant’s Termination for any reason whatsoever and at any other time upon any member of RSG Group’s request (including the Participant ceasing to provide services to any member of the RSG Group), the Participant (or the Participant’s personal representative) shall deliver to the Company all property described in this Section 4 which is in the Participant’s possession or control. The Participant hereby acknowledges that upon the Participant’s Termination, the Company may deem it advisable to, and shall be entitled to, serve notice on the Participant’s new employer that the Participant has had access to or been exposed to certain Protected Information and that the Participant has continuing obligations under the terms of this Agreement not to disclose such information. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while employed by or on behalf of the Company or its Affiliates and (b) either (i) relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any of equipment, supplies, facilities, assets or resources of the Company or any of its Affiliates (including any intellectual property rights) (“Work Product”). the The Participant shall disclose in an appropriate timeframe such Work Product, if any, to the Board (or such person as designated by the Board) and perform, at the expense of the Company, all actions reasonably requested by the Board (whether during or after the Participant’s employment or services) to establish and confirm the Company’s ownership of the Work Product (including assignments, consents, powers of attorney, applications and other instruments). The Participant is hereby advised that this Section 4 does not apply to (and Work Product shall not include) an invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Affiliates was used and which was developed entirely on the Participant’s own time, unless (x) the invention relates (i) to the business of the Company and/or its Affiliates, or (ii) to the Company’s or any of its Affiliates’ actual or demonstrably anticipated research or development, or (y) the invention results from any work performed by the Participant for the Company or any of its Affiliates.

5. Enforceability.

(a) The Participant acknowledges that the Participant has carefully considered the nature and extent of the restrictions upon him/her and the rights and remedies conferred upon the Company and its Affiliates under this Agreement, and hereby acknowledges and agrees that (i) the terms and conditions of this Agreement (A) are, in light of the circumstances, fair and reasonable as to type, scope and period of time, and are reasonably required for the protection of the Company and its Affiliates and the goodwill associated with the business of the Company and/or its Affiliates, (B) are designed to eliminate activities which otherwise would be unfair to the Company and its Affiliates, (C) do not stifle the inherent skill and experience of the Participant, (D) would not operate as a bar to the Participant’s sole means of support, (E) are fully required to protect the legitimate interests of the Company and its Affiliates, (F) do not confer a benefit upon the Company or its Affiliates disproportionate to the detriment to the Participant or the benefits otherwise afforded the Participant by this Agreement and (G) are necessary to protect the legitimate business interests of the Company and its Affiliates and their respective businesses, officers, directors and employees, (ii) the Company and its Affiliates have extensive trade secrets and other Protected Information with which the Participant will become familiar as a necessary component of the Participant’s status as an equityholder of the Company or any of its Affiliates and employment or services with the RSG Group, (iii) the value of the Company’s and its Affiliate’s trade secrets and other Protected Information arises from the fact that such information is not generally known in the marketplace, (iv) the Company’s and its Affiliates’ trade secrets and other Protected Information will have continuing vitality throughout and beyond the Restricted Period, (v) the Participant will have such sufficient knowledge of the Company’s and its Affiliates’ trade secrets and other Protected Information that, if the Participant were to compete with the Company or its Affiliates during the Restricted Period, the Participant would inevitably rely (consciously or unconsciously) on such trade secrets and other Protected Information causing irreparable harm to the Company and its Affiliates, (vi) the covenants in this Agreement are reasonable with respect to their duration, geographical area, and scope and are no broader than is necessary to protect the Company’s and its Affiliates’ legitimate business interests, and that those covenants do not impose an undue hardship on the Participant or unduly restrain the Participant’s ability to earn a livelihood and (vii) the covenants in this Agreement are given in consideration for the compensation contemplated to be provided hereunder.

(b) It is the intent of the Participant and the Company that this Appendix A be enforceable to the maximum extent permitted by applicable law, and that the Company and each of its Affiliates be third party beneficiaries hereof. Therefore, if any provision of this Appendix A as presently written shall be construed to be illegal, invalid or unenforceable by a court or tribunal of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court or tribunal to have the broadest type, scope and duration permissible under applicable law and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Appendix A shall not in any way be affected or impaired thereby. Because the services of the Participant are unique and because the Participant has access to Protected Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Appendix A. Therefore, in the event of a breach or threatened breach of this Agreement, each of the Company, its Affiliates and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Participant of Section 1, the Restricted Period shall be tolled with respect to such section until such breach or violation has been duly cured. The covenants contained in this Appendix A are independent of the other obligations under this Agreement and the Company’s breach of any term of this Agreement or any other agreement with the Participant (or any of the Company’s or its Affiliates’ breach of any other agreement with the Participant) shall not have any effect on the Participant’s obligations hereunder.

(c) The provisions of this Appendix A shall survive the termination of the Participant’s employment or services with the RSG Group, irrespective of the reason therefore and shall be enforceable by any member of the RSG Group (or their successors or assigns).

Appendix B

Election to Include in Taxable Income in Year of Transfer Pursuant to

Section 83(b) of the Internal Revenue Code

The undersigned received an award of Restricted Stock in Ryan Specialty Group Holdings, Inc., a Delaware corporation (the “Restricted Shares”), in exchange for previously granted Units in Ryan Specialty Group, LLC, a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes (the “Original Property”), that were originally transferred to the undersigned on _______________ (the “Original Grant Date(s)”). An election pursuant to Section 83(b) of the Internal Revenue Code (the “Code”) was timely filed with respect to the Original Property (the “Original Section 83(b) Election”).

As the Exchange Property is being transferred to the undersigned in exchange and substitution for the Original Property in a tax-free exchange governed by Section 351 of the Code, the Original Section 83(b) Election should apply to the Restricted Shares. Further, pursuant to Revenue Ruling 2007-49, 2007-2 C.B. 237, the undersigned does not believe that the imposition of vesting restrictions on the Restricted Shares is treated as a receipt of property subject to Section 83 of the Code. In the event that the Original Section 83(b) Election does not apply to the Restricted Shares or the imposition of vesting restrictions on the Restricted Shares is treated as a receipt of property subject to Section 83 of the Code, however, the undersigned desires to make an election to have the acquisition of the Restricted Shares taxed under the provisions of Section 83(b) of the Code at the time the undersigned acquires the Restricted Shares. Accordingly, pursuant to Section 83(b) of the Code and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Restricted Shares, to report as taxable income for the calendar year 2021 the excess (if any) of the value of the Restricted Shares at the time of transfer over the amount paid for the Restricted Shares.

1.	The name, address and social security number of the undersigned (the “Taxpayer”) are:

Name: ________________________________

Address: ________________________________

Social Security Number: ___________________

2.	The Property that is the subject of this election is ______ Restricted Shares in Ryan Specialty Group Holdings, Inc.

3.	The date on which the exchange occurred is , 2021. The Original Property was transferred to the Taxpayer on the Original Grant Date(s).

4.	The taxable year to which this election relates is calendar year 2021.

5.

Nature of the restrictions to which the property is subject: the Original Property was subject to forfeiture in the event certain employment conditions were not satisfied. The Restricted Shares are subject to forfeiture in the event certain employment conditions are not satisfied.

6.

The fair market value (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation Section 1.83-3(h)) of the Restricted Shares at the time of the exchange was $________.

7.	The amount paid by the Taxpayer for the Restricted Shares was $_______ (the fair market value of the Original Property at the time of the exchange).

8.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Restricted Shares. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Restricted Shares were transferred.

Dated: ___________________________________________
Taxpayer’s Signature